INTERTAPE POLYMER GROUP INC.

PROXY

This Proxy is solicited by management in connection with the special meeting of shareholders of INTERTAPE POLYMER GROUP INC. (the “Corporation”) to be held at the St. Andrew’s Club & Conference Centre, 150 King Street West, 27th Floor, Toronto, Ontario at 10:00 a.m. (Toronto time) on Wednesday June 5, 2013. A shareholder has the right to appoint as his, her or its proxy a person (who need not be a shareholder) other than those designated below, by inserting the name of such other person in the blank space provided or by completing another proper form of proxy.

The undersigned shareholder of the Corporation hereby appoints Eric E. Baker, or failing him, Gregory A. C. Yull or instead of either of them                                                                       as proxy of the undersigned, with full power of substitution, to attend, vote and otherwise act for and on behalf of the undersigned in respect of all matters that may come before the Annual Meeting of shareholders to be held at the time and place mentioned above, and at any adjournment thereof. Without limiting the general authorization and power hereby given, all the shares registered in the name of the undersigned are to be voted as indicated below and may be voted in the discretion of such proxy with respect to amendments or variations to the matters identified in the notice of meeting or other matters that may properly come before the meeting. If no choice is specified, he shall vote in favour of the motions proposed to be made at the meeting.

COMPLETE THIS SECTION TO PROVIDE VOTING INSTRUCTIONS

Please check “For”, or “Withhold, as applicable, for each of the following items. Please print in ink. Mark your vote with an X

1.	Election of directors: the Board of Directors recommends voting FOR all nominees. The nominees are:

	FOR	WITHHOLD
Eric E. Baker	☐	☐
Robert M. Beil	☐	☐
George J. Bunze	☐	☐
Robert J. Foster	☐	☐
James Pantelidis	☐	☐
Jorge N. Quintas	☐	☐
Gregory A. C. Yull	☐	☐
Melbourne F. Yull	☐	☐

2.	Appointment of auditors and the authorization for the directors to fix their remuneration: the Board of Directors recommends voting FOR this item:

	FOR	WITHHOLD
Raymond Chabot Grant Thornton LLP, Chartered Accountants, as auditors	☐	☐

DATED this              day of                     , 2013.

(signature)

(printed name)

If this proxy is not dated in the above space it is deemed to bear the date on which it is mailed by the person making the solicitation.

VOTE BY TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

Vote by Internet • Go to www.proxypush.ca/ITP • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-866-206-5104 within the Canada and USA on a touch tone telephone • Follow the instructions provided by the recorded

If you vote by telephone or by internet, DO NOT mail back this proxy

YOUR CONTROL NUMBER:

Note:	Pursuant to the provisions of the Corporation’s By-Laws and the Canada Business Corporations Act:

(a)	The Instrument of Proxy shall be signed by the shareholder or by his attorney duly authorized in writing and need not be attested;

(b)	Where the shareholder is a corporation, the Instrument of Proxy must be executed by an officer thereof duly authorized; and

(c)

The Instrument of Proxy must be deposited with Canadian Stock Transfer Company. (CST) as administrative agent for CIBC Mellon Trust Company (CIBC Mellon), B1 Level, 320 Bay Street, Toronto, Ontario M5H 4A6 before the commencement of the meeting or at any adjournment thereof or with the Secretary of the Corporation before the commencement of the meeting or at any adjournment thereof; otherwise it shall be invalid.